UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                        SCHEDULE 14C INFORMATION

              Information Statement Pursuant to Section 14(c)
                   of the Securities Exchange Act of 1934

Check the appropriate box:

[x]  Preliminary Information Statement
[ ]  Confidential, for use of the Commission only (as permitted by Rule
       14c-5(d)(2)
[ ]  Definitive Information Statement

                  CHINA STATIONERY & OFFICE SUPPLY, INC.
            (Name of Registrant as Specified In Its Articles)

Payment of Filing Fee (Check the appropriate box):

[ }  No Fee Required.
[x]  Fee computed on table below per Exchange Act Rules
       14c-5(g) and 0-11.
      (1) Title of each class of securities to which transaction
           applies:   Common Stock
      (2) Aggregate number of securities to which transaction applies:
            18,000,000
      (3) Per unit price or other underlying value of transaction
           computed pursuant to Exchange Act Rule 0-11:   $.01
      (4)  Proposed maximum aggregate value of transaction:  $180,000
      (5)  Total fee paid:   $36.00

[ ]  Fee paid previously with preliminary material
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:
      (2)  Form Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Dated Filed:
COPY TO:
Jody M. Walker
Attorney At Law
7841 South Garfield Way
Centennial, CO 80122
303-850-7637

              China Stationery & Office Supply, Inc.
                       708 Third Avenue
                    New York City, NY 10017
                           212-508-4700

                       INFORMATION STATEMENT

  Pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C Thereunder

INTRODUCTION

This information statement is being mailed on or about February 2, 2011 to the holders of record at the close of business January 19, 2011 of the common stock, par value $0.001 per share of China Stationery & Office Supply, Inc., a Delaware corporation), in connection with the following:

1.  Merger of Global Arena Holding Subsidiary Corp. into China
Stationery;

2. An amendment of the Articles of Incorporation to change the name of China Stationery to Global Arena Holding Corp. to more accurately reflect the business of China Stationery;

3.  A 1 for 20 reverse stock split; and

This notice and the information statement attached hereto shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law. The action approved cannot be taken until at least 20 days from the date of mailing this Information Statement.

Our board of directors has unanimously approved resolutions to merge Global Arena into China Stationery, to change the name of China Stationery and to effect the reverse split. Holders of a majority of our issued and outstanding shares of common stock have signed the consent. Accordingly, your approval is not required and is not being sought.

Only one Information Statement is being delivered to two or more security holders who share an address unless China Stationery has received contrary instruction from one or more of the security holders. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

Important Notice Regarding the Availability of Information Statement for Corporate Action By Written Consent to be Taken no Earlier
Than on March 10, 2011

This is Not a Notice of a Meeting of Stockholders and No Stockholders' Meeting Will Be Held to Consider Any Matter Described Herein

              China Stationery & Office Supply, Inc.
                       708 Third Avenue
                    New York City, NY 10017
                           212-508-4700

                       Information Statement

Pursuant to Section 14 of the Securities Exchange Act of 1934
And Regulation 14C and Schedule 14C Thereunder

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to the Consent which approved resolutions to merge Global Arena into China Stationery, to change the name of China Stationery and to effect the reverse split. The par value of our common stock will remain $0.001 per share and the number of shares of common stock authorized to be issued will remain at 100,000,000.

Stockholders of record as of January 19, 2011, the date the holders of a majority of our issued and outstanding shares of Common Stock sufficient to approve the reverse split signed the Consent, are entitled to notice of the foregoing.

Pursuant to the DGCL, holders of record of common stock as of January 19, 2011 who do not wish to accept the merger consideration in exchange for their shares of Common Stock have the right to demand an appraisal, and be paid the "fair value" of their shares of our common stock as determined by the Court of Chancery of the state of Delaware. To exercise appraisal rights, holders of record of Common Stock must submit a written demand for an appraisal no later than 20 days after the mailing of this information statement, or February 23, 2011, and comply with other procedures set forth in Section 262 of the DGCL. A summary of appraisal rights and how to make a proper demand for appraisal are set forth in the accompanying information statement. A copy of Section 262 of the DGCL is attached to the accompanying information statement as Annex B.

This notice of written consent and appraisal rights and the attached information statement are being sent to you for information purposes only. We urge you to read the entire information statement carefully. Your vote is not required for the completion of the merger and, except to the extent you intend to perfect appraisal rights, you are not being asked to take any action in connection with the merger before its completion. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the adoption of the merger agreement will not be effective and the closing on the Merger will not occur until 20 days after the date the attached information statement is mailed to China Stationery's stockholders. You will be advised once the merger is completed and if you have perfected your appraisal rights, to seek appraisal of your shares, as provided by the DGCL.

This notice and the accompanying information statement shall constitute notice to you from China Station of (i) the action by written consent taken by China Stationery in accordance with Section 228(e) of the DGCL and the China Stationery's By-laws and (ii) the availability of appraisal rights under Section 262 of the DGCL.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common shares held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By order of the Board of Directors

/s/  John Matthews
--------------------
Chief Executive Officer

February 17, 2011

1.  Merger of Global Arena Holding Subsidiary Corp. into China
Stationery

Questions and Answers about the Merger
--------------------------------------
The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to or incorporated by reference in this information statement.
Q.
What is the proposed transaction?
A.
The proposed transaction is the acquisition of Global Arena by China Stationery pursuant to the Merger Agreement. Upon the terms and subject to the satisfaction or waiver of the conditions under the Merger Agreement, Global Arena will merge with and into China Stationery, with China Stationery being the surviving corporation.
Q.
When is the Merger expected to be completed?
A.
Under applicable securities regulations, the Merger cannot be completed until 20 days after we mail this information statement to our stockholders. We expect the Merger to occur on or about March 10, 2011, or as promptly as practicable thereafter; however, there is no assurance that the Merger will close at that time, if at all.
Q.
What happens if the Merger is not consummated?
A.
If the Merger is not completed for any reason, Global Arena stockholders will not receive 1.5 common shares of China Stationery in exchange for their Global Arena shares in connection with the Merger. Q.
Why did I receive this information statement?
A.
Applicable laws and regulations require us to provide you with notice of the written consent delivered by certain shareholders, as well as other information, regarding the Merger, even though your vote or consent is neither required not requested to adopt the Merger Agreement or complete the Merger. We are also providing this information statement to provide you with notice of your appraisal rights under
Section 262 of the DGCL, described below.
Q.
Why am I not being asked to vote on the Merger?
A.
The Merger requires the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of our Common Stock voting (or consenting in writing in lieu of voting), as a single class. The requisite stockholder approval was obtained following the execution of the Merger Agreement on January 19, 2011, when a written consent adopting the Merger Agreement and authorizing the transactions contemplated by the Merger Agreement, including the Merger was delivered to China Stationery and Global Arena by certain shareholders, who owned more than 51% of our outstanding common shares on that date. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.
Q.
What is the recommendation of the board of directors regarding the Merger Agreement?
A.
Our board of directors voted to approve and recommend the adoption of the Merger Agreement on January 19, 2011 and determined that the Merger and the Merger Agreement were advisable to and in the best interests of the China Stationery stockholders.
Q.
Am I entitled to appraisal rights?
A.
Yes. You are entitled to appraisal rights if you properly exercise and perfect such appraisal rights in accordance with the procedures specified in Section 262 of the DGCL in connection with the Merger. Furthermore, this information statement constitutes notice to you of the availability of appraisal rights under Section 262 of the DGCL, a copy of which is attached to this information statement as Annex B. Stockholders intending to exercise appraisal rights should carefully review Annex B. Failure to follow any of these statutory procedures set forth in Annex B may result in a termination or waiver of your appraisal rights under applicable law. Therefore, this disclosure and Annex B should be reviewed carefully by any stockholder who wishes to exercise statutory appraisal rights or who wishes to reserve the right to do so.
Q.
Where can I find more information about China Stationery?
A.
We file periodic reports and other information with the SEC. Such reports and other information are available for inspection at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about these facilities. Copies of such information may be obtained by mail, upon payment of the SEC's customary charges, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a Website on the Internet at www.sec.gov that contains reports, proxy statements and other information about China Stationery that we file electronically with the SEC.
Q.
Who can help answer my questions?
A.
If you have questions about the Merger after reading this information statement, please contact China Stationery in writing at our principal executive offices at 708 Third Avenue, New York City, NY 10017
Attention: Chief Financial Officer, or by telephone at (212) 508-4700.

                    The Parties to the Merger

     China Stationery & Office Supply, Inc., a Delaware corporation. In early November 2010, the board of directors of China Stationery changed its business plan to pursue global wealth strategy and asset management for high net-worth individuals, families and institutional clients. China Stationery intends to offer services including separately-managed accounts, sub-advisory relationships, structured products, mutual funds, and other investment vehicles to unaffiliated corporate and public employee pension funds, endowment funds, domestic and foreign institutions, and governments and affiliates around the world. China Stationery will also offer in-depth portfolio strategy, trading and brokerage services to institutional and individual investors. Prior to the change in its business plan, China Stationery's primary business, through Ningbo Binbin Stationery Co., Ltd., its then operating subsidiary based in China, was to develop, manufacture and market office supplies including stationery, hole punchers, staplers, pens and pencils, rubber stamps, felt markers and numerous other items, which are sold through a worldwide network of distributors in China.

     On January 1, 2011, Wei Chenghui, as manager of Ningbo
Binbin Stationery Co., Ltd., exercised the call option pursuant to the exercise provisions of an Assignment and Assumption and Management Agreement.

     Pursuant to an Assignment and Assumption and Management Agreement dated October 27, 2010, the registrant granted the manager an irrevocable call option to acquire all of the registered capital of the Ningbo Binbin. The manager also granted to the registrant an irrevocable put option to cause the manager to purchase all of the registered capital of Ningbo Binbin. Either the put option or the call option could be exercised at any time when Ningbo Binbin does not represent substantially all of the assets of the registrant. In addition, the call option could be exercised by the manager at any time on or after January 1, 2011.

     Upon exercise of the call option, the manager delivered to the registrant, duly endorsed for transfer to the registrant, one or more certificates representing in aggregate three million seven hundred ninety six thousand nine hundred thirty eight (3,796,938) shares of the registrant's common stock and a written personal and unconditional guarantee of the obligations of Ningbo
Binbin.   The registrant will provide any reasonable assistance
required by the manager to affect the registration with the government of China of the transfer of the registered capital of Ningbo Binbin.

       Global Arena Holding Subsidiary Corp., a Delaware corporation, is a holding company and owns operates through its subsidiaries, Global Arena Investment Management LLC, Global Arena Commodities Corp., Global Arena Trading Advisors LLC,Lillybell Entertainment LLC and a minority owned investment in Global Arena Capital Corp..

Global Arena Investment Management LLC
--------------------------------------
Global Arena completed the 95 % acquisition of Atlantis Asset Management in April 2009, which was wholly owned by Michael Cohn who owns the remaining 5 %. Atlantis Asset Management had been an operating registered investment advisor since May 2005, Global Arena then changed the name of the firm to Global Arena Investment Management LLC (GAIM). GAIM is a Registered Investment Advisor with the Securities Exchange Commission, Central Registry Deposit (CRD) Number 135835.

Michael Cohn has been a financial services professional for over 22 years. Since 2004, Mr. Cohn was the portfolio manager and chief investment strategist at Atlantis Asset Management. His specialties are equities, derivatives, commodities and fixed income strategies using innovative risk management techniques to preserve wealth, and create high income and growth oriented portfolios with lowered market risk.

From 1995 to 2003, he was the President and Managing Partner of Raymar Capital Inc., a stock and option specialist firm on the American Stock Exchange. Mr. Cohn started his career in 1985 at Bear Stearns & Co. in New York City. His experience there included Treasury bond trading, mortgage backed securities trading and underwriting, risk arbitrage, and OTC trading. He has been a member of both the New York and American Stock Exchanges. Mr. Cohn is a risk management consultant to other asset managers and financial advisors on using derivatives to manage risk and create income. Mr. Cohn has been quoted on CNBC and in major financial print publications such as Forbes, Wealth Manager, Financial Planning and others. Mr. Cohn has had articles published in journals such as the Journal of Wealth Management.

On July 27, 2009, Global Arena, completed its second acquisition with the acquisition of the assets of the MF Group, a securities brokerage and asset management firm that had been in existence for 20 years.

GAIM currently manage approximately $110,000,000 in separately managed accounts, the majority of which are held at held Fidelity Advisor.

GAIM is a global wealth strategy and asset management firm for high net-worth individuals, families and institutional clients. GAIM offers services including separately-managed accounts, mutual funds, and other investment vehicles to unaffiliated corporate and public employee pension funds, endowment funds, domestic and foreign institutions, and governments and affiliates around the world. GAIM also offers in-depth portfolio strategy, trading and risk management services to institutional and individual investors.

GAIM believes the client is best served if given access to a diversity of strategies, platforms and manager styles under one top-level umbrella firm. Each manager is free to operate independently deriving the benefits of economies of scale of the top-level operating environment, yet each contributing to the whole by providing a diversity of investment perspective and expertise.

GAIM has three related rules:
   -  Maintain independence and avoid conflicts of interest;
   -  Act in accord with the highest ethical standards; and
   - The organization operates with 100% investment transparency and performance disclosure.

                      Global Arena Investment Management LLC

Wealth Management for        Portfolio Management for      Institutional Investors
Taxable & Tax-Exempt Clients Institutional Investors        & Consulting
-  Asset Allocation         - All Cap Core Portfolios    - Private placements
-  Equity, Fixed Income     - Investment Policy Design   - Executive Concentrated
-  Risk Management          - Multi-Strategy             - Corporate Cash Management

Global Arena Commodities Corporation
------------------------------------
Global Arena Commodity Corporation (GACC) completed its registration with the National Futures Association (NFA) in July 2009. Our NFA
Registration is 0409315. GACC is owned 100% by Global Arena.

GACC is directed by its President John Piazza, who brings over 20 years of financial trading experience.

Mr. Piazza is licensed with the NFA and has been a member of the American Stock Exchange and the New York Mercantile Exchange. From 2006 to 2007, he worked with the Commodities Division of Clark Dodge &
Company.

From 2003-2006, he was an independent trader and broker on the trading floor of the COMEX Division of the NYMEX, trading and managing a portfolio of gold and silver futures and options in addition to executing customer orders. From 1986 to 2003, Mr. Piazza joined Triple J Trading, LLP, a successor to S&S Securities, as a manager of the group, responsible for developing and implementing strategies to manage risk.

Mr. Piazza was a independent option principal member of the AMEX, acting as a market maker in listed equity and index options and trading these securities as well as equities and derivative products in a proprietary account. Mr. Piazza began his career in 1981 on the trading floor of the American Stock Exchange with the firm of Dritz, Goldring, and Wohlreich. As a specialist in corporate bonds, equities, and equity and index options, Mr. Piazza was responsible for trading in the firm account while serving as the primary market maker in these
securities.   Mr. Piazza became a registered member of the National
Future Association and a licensed Member of the New York Mercantile Exchange. Mr. Piazza attended Yale University and holds Series 3 and Series 7 commodity and securities industry licenses.


The Company maintains one office, located at 708 Third Avenue, 11th Floor. New York, New York, 10017.

GACC is focused on providing commodity brokerage facilities to professional traders, Commodity Trading Advisors, Commodity Pool
Operators as well as offering managed futures accounts to institutional and individual investors.

In July 2009, GACC completed its clearing agreement with MF Global as a guaranteed introducing broker. MF Global provides GACC clients with services in the core functions of order execution, operational clearing, regulatory reporting and settlement.

Global Arena Trading Advisors LLC
---------------------------------
Global Arena Trading Advisors LLC (GATA) is a registered commodities trading advisory firm, NFA identification number 0416975, which was formed in December 2009.

GATA is directed by its President John Piazza, who brings over 20 years of financial trading experience.

Mr. Piazza is licensed with the NFA and has been a member of the American Stock Exchange and the New York Mercantile Exchange. From 2006 to 2007, he worked with the Commodities Division of Clark Dodge &
Company.

From 2003-2006, he was an independent trader and broker on the trading floor of the COMEX Division of the NYMEX, trading and managing a portfolio of gold and silver futures and options in addition to executing customer orders. From 1986 to 2003, Mr. Piazza joined Triple J Trading, LLP, a successor to S&S Securities, as a manager of the group, responsible for developing and implementing strategies to manage risk.

Mr. Piazza was a independent option principal member of the AMEX, acting as a market maker in listed equity and index options and trading these securities as well as equities and derivative products in a proprietary account. Mr. Piazza began his career in 1981 on the trading floor of the American Stock Exchange with the firm of Dritz, Goldring, and Wohlreich. As a specialist in corporate bonds, equities, and equity and index options, Mr. Piazza was responsible for trading in the firm account while serving as the primary market maker in these securities. Mr. Piazza became a registered member of the National Future Association and a licensed Member of the New York Mercantile Exchange. Mr. Piazza attended Yale University and holds Series 3 and Series 7 commodity and securities industry licenses.

GATA has two offices, one located at 708 Third Avenue, 11th Floor, New York, New York 10017 and one branch office located at 4640 Admiralty Way, Suite 800, Marina del Rey, CA, 90292.

GATA is owned 100% by Global Arena. GATA has is currently negotiating a sub-manager agreement with a Commodity Trading Advisor, to manage the commodity trading advisor. GATA will charge a 2% annual fee, and will participate in 20% of any accretive profits, if any.

Lillybell Entertainment LLC
---------------------------
Lillybell Entertainment LLC (LE) was formed by Global Arena as an investment vehicle to invest entertainment properties which include Theater, Television, Film and Art. Global Arena owns 66% of LE. Ms. Kathryn Weisbeck is the Chief Executive Officer of LE and is the sole owner of the remaining 33%.

Ms. Weisbeck is a member of the Screen Actors Guild, American
Federation of Television and Radio Artists, Actors Equity, and Film Independent; host of the Independent Spirit Awards.

In 2003 Kathryn graduated With Honors from Loyola Marymount University earning a Bachelor of Arts in Dance and a second degree, Bachelor of Arts in Individualized Study: Musical Theatre. The program she created is now offered as a BA in Musical Theatre by the school. During her time at LMU, Kathryn participated in many student films, theatre productions and dance concerts, was a projectionist for film classes, was a member of Sursum Corda, a service organization, directed and choreographed Jesus Christ Superstar, and toured the US with their highly regarded Concert Choir.

Ms. Weisbeck has appeared on As the World Turns, ER, Canterbury's Law and worked on films; 27 Dresses, (500) Days of Summer, The Accidental Husband, Solitary Man as well as numerous independent films and countless plays including West Side Story, Singin' in the Rain, Anything Goes, Macbeth, and Oliver.

LE will raise investment funds from qualified institutions, family office investment managers, and accredited investors, through General Partnerships, and Limited Partnerships thereby benefiting in the priniciple ownership of the properties, and participating in the profits, if any.

LE first entertainment project will be the "Lillybell Art Fund LP", a limited partnership organized under Delaware partnership law.
The General Partner is a Delaware limited liability company and was organized in 2011 primarily to serve as General Partner to the Fund. The General Partner has the following members Lillybell Entertainment LLC, managed by Kathryn Weisbeck and John Matthews and Flamingo Drive Enterprises, Inc. managed by Paul Fisher and Joanna C. Sikes.
	The Majority of the Fund's assets will be used to purchase original Dale Chihuly works of special, historic or significant value from the following collections; Black Works, Putti Ikebana, Venetians, Macchia, Persians, Chandeliers and selections from the de Young exhibit.

Lillybell Entertainment will act as a General Partner of the fund and will be entitled to 60% of a 2% annual fee on the funds raised and 60 % of a 20% performance bonus if the value of the fund exceeds 120 % of the Limited Partners original Investment.

Global Arena Capital Corp.
--------------------------
Global Arena Capital Corp., is a full service registered broker/dealer with the U.S. Securities Exchange Commission and the Financial Industry Regulatory Authority, and is a member of the Municipal Securities Rulemaking Board and Securities Investor Protection Corp., operating under the Central Registry Deposit #16871.

Global Arena Holding owns 4.8% of Global Arena Capital. Global Arena Capital's main office is located at 708 Third Avenue, 11th Floor, New York, New York, 10017 and has offices located at 55 Broad Street 15th Floor, New York, New York, 10004 and 3 Huntington Quadrangle, Melville, New York, 11747.

Global Arena Capital currently manages approximately $220,000,000 and clears its securities business, on a fully disclosed basis, thru RBC Correspondent Services, a division of RBC Capital Markets, a member of the New York Stock Exchange Euronext, FINRA and SIPC.


                              The Merger

On January 19, 2011, China Stationery entered into the Agreement and Plan of Merger with Global Arena. Upon the terms and subject to the conditions of the Merger Agreement, at the effective date of the Merger, Global Arena will merge with and into China Stationery, with China Stationery continuing as the surviving corporation.

The following is a description of certain material aspects of the Merger and may not contain all of the information that may be important to you. The discussion of the Merger in this information statement is qualified in its entirety by reference to the Merger Agreement, which is attached to this information statement as Annex A and incorporated by reference into this document. We encourage you to read carefully this entire information statement, including the Merger Agreement, for a more complete understanding of the Merger.

Overview
---------
Pursuant to the Merger Agreement, upon the filing of the Articles of Merger with the state of Delaware, Global Arena will be merged with and into China Stationery with China Stationery continuing on as the surviving corporation.

The Merger Consideration
------------------------
At the effective date of the Merger, each share of Global Arena common stock, will be cancelled and converted automatically into the right to receive 1.5 common shares of China Stationery.

Required Approval of the Merger; Written Consent
------------------------------------------------
The Merger is being effected pursuant to an Agreement and Plan of Reorganization and the related Agreement and Plan of Merger dated as of January 19, 2011, among China Stationery and Global Arena. Under
Section 251 of the Delaware General Corporation Law, the approval of China Stationery's board of directors and the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote are required to approve and adopt the Merger Agreement. China Stationery's sole director approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, at a meeting of the board of directors duly convened and held on January 19, 2011. The Merger Agreement was executed and delivered by the parties on January 19, 2011.

On January 19, 2011, immediately following the execution and delivery of the Merger Agreement, and as a condition and inducement to the willingness of Global Arena to enter into the Merger Agreement, certain shareholders, who held, as of the date of the Merger Agreement, over 51% of the issued and outstanding common shares entitled to vote on the adoption of the Merger Agreement, executed and delivered to Global Arena a written consent in accordance with Section 228 of the DGCL and China Stationery's By-laws approving the transactions contemplated thereby, including the Merger. As a result of the certain shareholder's written consent, no further action by any other China Stationery stockholder is required in connection with the adoption of the Merger Agreement.

Federal securities laws state that the Merger may not be completed until 20 days after the date of mailing of this information statement to China Stationery stockholders. Therefore, notwithstanding the execution and delivery of the written consent, the Merger cannot occur until that time has elapsed. Global Arena and China Stationery are obligated to complete the Merger under the terms of the Merger Agreement subject to the conditions set forth therein, all of which we expect to be satisfied at the end of such 20 day period. Therefore, we expect the Merger to close on or about March 10, 2011; however, there is no assurance that the Merger will close at that time, or at all.

Record Date
-----------
China Stationery's board of directors set January 19, 2011 as the record date for determining stockholders entitled to receive this information statement and notice of written consent and appraisal rights set forth in this information statement. On such date, the certain shareholders, who on such date owned shares representing over

51% of the outstanding common shares entitled to vote on the adoption of the Merger Agreement, executed and delivered to China Stationery and Global Arena a written consent adopting the Merger Agreement.

Background of the Merger
------------------------
As part of our ongoing evaluation of the business, board of directors reviewed possible strategic directions for China Stationery in light of our financial performance, developments in the industry, and the competitive markets in which we operate. During these meetings the directors also addressed possible strategic and restructuring alternatives, including acquisitions, a sale or strategic merger of China Stationery, the termination of certain operations of China Stationery or the sale of certain assets or subsidiaries of China Stationery, capital formation or other investment transactions, and continuing operations on a standalone basis. Given the challenging environment facing China Stationery, including its lack of operating profit and liquidity constraints, the board of directors discussed strategic and restructuring alternatives at substantially all of its meetings over the six months, including considering whether to remain a standalone public company.

For the past two years ended December 31, 2009 and 2008 and the nine months ended September 30, 2010, China Stationery has faced significant financial difficulty. China Stationery had a net loss of $1,945,113, $2,150,955 and $554,717, respectively for those periods. In the second and third quarter of 2010, in light of our losses and liquidity requirements, through the use of advisors, we explored potential sources of financing and other strategic alternatives. At this time and throughout the process outlined below, there was substantial doubt of our ability to continue as a going concern. Additionally, throughout the process outlined below, our continued operations were dependent on our ability to increase revenues, reduce our debt, secure additional financing and strengthen our liquidity position.

Wei Chenghui, the then sole officer and director, through his business associates, contacted potential investors and acquirers to solicit interest in an investment in or acquisition of China Stationery. After negotiations with an advisor to and officers of Global Arena, Wei Chenghui resigned all held corporate offices in anticipation of a subsequent change in control of the registrant. On October 27, 2010, John Matthews and Josh Winkler, current officers and directors of Global Arena, were appointed to the board of directors of China Stationery.

On January 1, 2011, Wei Chenghui, as manager of Ningbo Binbin
Stationery Co., Ltd., exercised the call option pursuant to the exercise provisions of an Assignment and Assumption and Management Agreement.

Pursuant to an Assignment and Assumption and Management Agreement dated October 27, 2010, China Stationery granted the manager an irrevocable call option to acquire all of the registered capital of the Ningbo Binbin. The manager also granted to China Stationery an irrevocable put option to cause the manager to purchase all of the registered capital of Ningbo Binbin. Either the put option or the call option could be exercised at any time when Ningbo Binbin does not represent substantially all of the assets of the registrant. In addition, the call option could be exercised by the manager at any time on or after January 1, 2011.

	Upon exercise of the call option, the manager delivered to China Stationery, duly endorsed for transfer to the registrant, one or more certificates representing in aggregate three million seven hundred ninety six thousand nine hundred thirty eight (3,796,938) shares of the registrant's common stock and a written personal and unconditional guarantee of the obligations of Ningbo Binbin. China Stationery will provide any reasonable assistance required by the manager to affect the registration with the government of China of the transfer of the registered capital of Ningbo Binbin.

Recommendation of the our Board of Directors
--------------------------------------------
After careful consideration, the board of directors (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are in the best interests of, the stockholders of China Stationery and (ii) approved the Merger Agreement and other transactions contemplated by the Merger Agreement. After careful consideration, the board of directors:
   - approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement,
   - declared that it was in the best interests of China Stationery's stockholders that China Stationery enter into the Merger Agreement and consummate the Merger and the other transactions contemplated by the Merger Agreement,
   - directed that the Merger Agreement be submitted for adoption by China Stationery's stockholders; and
   - recommended to China Stationery's stockholders that they adopt the Merger Agreement.

Reasons for the Merger
----------------------
Though numerous options were explored through an extensive and lengthy process, the board of directors each determined that none of the other options were able to provide the value to China Stationery's stockholders and creditors as that afforded by the Merger. In the course of making their respective determinations, the board of directors consulted with and relied on the advice and recommendations of financial and legal advisors, and considered the short-term and long-term interest and prospects of China Stationery, and its stockholders and creditors, including the following material factors that we believe support the determinations (which are not intended to be exhaustive and are not in relative order of importance):

   - the belief of the board of directors that, as a result of negotiations between the parties, we have obtained the highest value per share that Global Arena is willing to accept;
   - the belief of the board of directors that, in light of the extensive and lengthy exploration, through the efforts of our financial advisors, members of our board of directors and members of our senior management, of possible alternative transactions, pursuant to which several potential investors and/or acquirers were contacted is the highest value per share reasonably attainable;
   - the likelihood of completing the Merger given both the strength of Global Arena's financial condition and that there were no financing contingencies;
   - our current and anticipated future liquidity requirements that we do not expect to be able to fund from operations, our limited operating capital and our inability to comply with the financial in the short-term and the long-term without a significant capital infusion;
   - our continued operations are dependent on our ability to secure additional financing and substantially strengthen our liquidity position, and if we fail to do so, there would be substantial doubt about our ability continue as a going concern/
   - the likelihood of completing an alternative acquisition transaction, given our prior inability to do so and the state of the capital markets, the need for a substantial amount of equity and debt financing to complete any such transaction, as well as the expectation that the accretive value to China Stationery resulting from any such alternative transaction was not projected to exceed the share exchange ratio to be made in connection with the Merger;
   - the board of directors' familiarity with the business, operations, prospects, business strategy, properties and assets of China Stationery, including the competitive environment, the risks inherent in planned new product development and the competitive situation;
   - the extensive and lengthy exploration, through the efforts of our financial advisors, members of our board of directors and members of our senior management, of possible alternative transactions, pursuant to which several potential investors and/or acquirers were contacted;
   - the belief that the Merger creates the most beneficial combination available to China Stationery of immediate and assured benefit to stockholders, and continuity for customers and employees; and
   - that China Stationery's stockholders who meet certain conditions will be entitled to appraisal rights under the DGCL in connection with the Merger.

In the course of their respective deliberations, the board of directors also identified and considered a variety of risks and other countervailing factors related to entering into the Merger Agreement and the transactions contemplated by the Merger Agreement (which are not intended to be exhaustive and are not in relative order of importance), including:
   - that, while the Merger is expected to be completed, there are no assurances that all conditions to the parties' obligations to complete the Merger will be satisfied or waived, and, as a result, it is possible that the Merger may not be completed;
   - the restrictions being experienced in the conduct of China Stationery's business prior to the completion of the Merger, require China Stationery to conduct its business in the ordinary course, to use its reasonable best efforts to preserve intact its business organization, and to preserve its goodwill with suppliers, customers and others having material business relationships with it, may delay or prevent China Stationery from undertaking business opportunities that may arise pending completion of the Merger;
   - that China Stationery's executive officers and directors, may have interests, directly or indirectly, in the Merger that are different from, or in addition to, those of China Stationery's other stockholders, including those set forth in the escrow agreement, the contribution agreements, the purchase and sale agreement and the employment agreements;

The foregoing discussion of the factors considered by China Stationery's board of directors is not intended to be exhaustive, but does set forth the material factors considered by them. China Stationery's board of directors reached their conclusions to approve the Merger Agreement and the related transactions in light of the various factors described above and other factors that their members believed were appropriate. In view of the wide variety of factors considered by China Stationery's board of directors in connection with its evaluation of the Merger and the related transactions and the complexity of these matters, the members did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors considered in reaching this decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of China Stationery's board of directors. Rather, China Stationery's board of directors made their respective recommendations based on the totality of information presented to and the investigation conducted by them. In considering the factors discussed above, individual directors may have given different weights to different factors.

OUR BOARD OF DIRECTORS APPROVED AND DECLARED ADVISABLE THE MERGER
AGREEMENT AND THE MERGER AND RECOMMENDED THAT OUR STOCKHOLDERS ADOPT THE MERGER AGREEMENT.

Funding of the Merger
---------------------
The Merger is not conditioned on any financing arrangements. We estimate that the total amount of funds necessary to complete the Merger and the related transactions will be approximately $20,000. We expect, and Global Arena has provided representations and warranties to us in the Merger Agreement, that Global Arena will have sufficient cash on hand to fund this amount.

Conditions to the Merger
------------------------
Each of China Stationery's and Global Arena's obligation to complete the Merger is subject to the satisfaction or waiver of the following conditions:

   - the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger, by certain shareholders, which occurred when the certain shareholders executed and delivered a written consent to China Stationery and Global Arena on January 19, 2011 as described above;

   - the distribution of this information statement to our stockholders and the passage of at least 20 calendar days following such distribution;
   - the absence of legal prohibitions on the completion of the Merger; and
   -  the receipt of all regulatory approvals.

In addition, Global Arena's obligations to complete the Merger are subject to the satisfaction or waiver of the following additional conditions:
   - China Stationery's representations and warranties in the Merger Agreement being true and correct;
   - China Stationery's performance in all material respects of their respective obligations required to be performed at or prior to the effective date of the Merger;
   -  the absence of a material adverse effect on China Stationery;
   - the delivery to Global Arena by China Stationery of a certificate signed on behalf of China Stationery by a duly authorized officer certifying that the three immediately preceding conditions have been satisfied; and
   - the receipt of all required consents to the Merger and the transactions contemplated by the Merger Agreement.

In addition, China Stationery's obligation to complete the Merger is subject to the satisfaction or waiver of the following additional conditions:
   - Global Arena's representations and warranties in the Merger Agreement being true and correct;
   - Global Arena's performance in all material respects of its obligations required to be performed prior to the effective date of the Merger; and
   - the delivery to China Stationery of a certificate signed by a duly authorized officer of Global Arena certifying that the two immediately preceding conditions have been satisfied.

Termination of the Merger Agreement
-----------------------------------
The Merger Agreement may be terminated at any time prior to the filing of the Articles of Merger with the State of Delaware upon the mutual written consent of China Stationery and Global Arena.

Material U.S. Federal Income Tax Consequences of the Merger to Our
Stockholders
------------------------------------------------------------------

A United States holder of our common shares receiving cash due to the exercise of appraisal rights generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received and the holder's adjusted tax basis in our common shares surrendered. Any such gain will be long term capital gain subject to tax at capital gain rates if you have held the common shares for more than one year or as short term capital gain subject to tax at ordinary income rates if you have held the common shares for one year or less. You are strongly urged to consult your own tax advisor for a full understanding of how the Merger will affect your particular tax circumstances.

Interests of Directors and Officers in the Merger
-------------------------------------------------
You should be aware that our officers and directors may have interests, either directly or indirectly, in the Merger that may be different from, or in addition to, your interests as a stockholder and that may present actual or potential conflicts of interest. John Matthews and Josh Winkler are officers and directors of China Stationery and Global Arena.

Our board of directors was aware of these interests and considered that these interests may be different from, or in addition to, the interests of our stockholders generally, among other matters, in making their respective determinations regarding the Merger Agreement.

Market Price of China Stationery Common Stock and Dividend Information
----------------------------------------------------------------------
Our common shares are quoted on the over-the-counter bulletin board under the trading symbol "CSOF.OB." The closing sale price of the common shares on December 29, 2010, which was the last trading day before the execution of the Merger Agreement, was $.0374 per common share.

Appraisal Rights
----------------
The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of the DGCL, which are attached as Annex B to this information statement and incorporated herein by reference. Holders of record of Common Stock intending to exercise appraisal rights should carefully review Annex B. Failure to precisely satisfy any of these statutory procedures and requirements set forth in Annex B may result in a termination or waiver of your appraisal rights under applicable law. Therefore, this summary and Annex B should be reviewed carefully in its entirety by any stockholder who wishes to exercise statutory appraisal rights or who wishes to reserve the right to do so.

Under the DGCL, stockholders of record of China Stationery Common Stock are entitled to appraisal rights for any or all of the shares of Common Stock held by them at the effective date provided that they comply with the conditions established by Section 262 of the DGCL.
To exercise and perfect appraisal rights, a record holder of our common shares must follow the statutory procedures of Section 262 required to be followed by a stockholder to perfect appraisal rights. Annexed as Annex B to this information statement is a copy of Section 262 in its entirety, which sets forth your statutory rights of appraisal and the procedures for effecting these rights.

Section 262 sets forth the procedures a stockholder must follow to have his, her or its shares appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such common shares. The statutory rights of appraisal granted by Section 262 are subject to strict compliance with the procedures set forth in Section 262.

Under the DGCL, holders of our common shares who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Court and to receive payment in cash of the "fair value" of those shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger.

Under Section 262, where a merger agreement relating to a proposed merger is adopted by stockholders acting by written consent in lieu of a meeting of stockholders, either a constituent corporation before the effective time of the merger or the surviving or resulting corporation, within 10 days after the effective time of the merger, must notify each stockholder of each constituent corporation entitled to appraisal rights of the merger and that appraisal rights are available to such stockholders, and must include in each such notice a copy of
Section 262. This information statement constitutes notice to holders of China Stationery's Common Stock concerning the availability of appraisal rights under Section 262 and Section 262 is annexed to this information statement as Annex B. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve such stockholder's right to do so should review the following discussion and Annex B carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

A stockholder of record of common shares electing to exercise appraisal rights must deliver to China Stationery a written demand for the appraisal of his, her or its common shares within 20 days after the date of mailing of this information statement. Accordingly, this 20-day period will terminate on March 10, 2011. Such demand for appraisal will be sufficient if it reasonably informs China Stationery of the identity of the stockholder of record and that the stockholder intends to demand appraisal of his, her or its common shares. If you wish to exercise your appraisal rights you must be the record holder of such common shares on the date the written demand for appraisal is made and you must continue to hold such shares through the effective date of the Merger. Accordingly, a stockholder who is the record holder of common shares on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective date of the Merger, will lose any right to appraisal in respect of such shares.

Only a stockholder of record of common shares on the effective date of the Merger is entitled to assert appraisal rights for the common shares registered in her, his or its name. The demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder's name appears on the stockholder's stock certificates and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal must be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand for appraisal must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner.

A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the common shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand must set forth the number of shares as to which appraisal is sought. Where the number of common shares is not expressly stated, the demand will be presumed to cover all common shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal.

All written demands for appraisal of shares must be mailed or delivered to: China Stationery, Inc. 708 Third Avenue New York City, NY 10017,
Attention: Chief Financial Officer.

China Stationery must send a notice of the effective date of the Merger either prior to the effective date of the Merger or within 10 days thereafter. If the notice of the effective date of the Merger is sent more than 20 days following the sending of this notice, the notice of the effective date of the Merger need only be sent to stockholders who have demanded appraisal rights.

Within 120 days after the effective date of the Merger, China Stationery or any stockholder who has satisfied the provisions of
Section 262 may commence an appraisal proceeding by filing a petition with the Court, with a copy served on China Stationery in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by such stockholders entitled to appraisal rights. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal for their shares. Stockholders seeking to exercise appraisal rights should not assume that China Stationery will file a petition with respect to the appraisal of the value of their shares or that China Stationery will initiate any negotiations with respect to the "fair value" of such shares. Accordingly, it is the obligation of each stockholder to initiate all necessary action to perfect such stockholder's appraisal rights within the time periods prescribed by Section 262.

Within 120 days after the effective date of the Merger, any stockholder who has complied with the requirements for exercise of appraisal rights, as discussed above, will be entitled, upon written request, to receive from China Stationery a statement setting forth the aggregate number of shares with respect to which demands for appraisal have been made and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the written request therefore has been received by China Stationery or, if later, within 10 days after the expiration of the period for delivery to China Stationery of appraisal demands. A person who is the beneficial owner of common shares held in a voting trust or by a nominee on behalf of such person may, in such person's own name, request such a statement from China Stationery and may also file a petition for appraisal.

If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court, the Court is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court may require the stockholders who have demanded an appraisal for their shares and who hold shares represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

After the Court determines which stockholders are entitled to appraisal of their common shares, the appraisal proceeding shall be conducted in accordance with the rules of the Court, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the fair value of such common shares exclusive of any element of value arising from the accomplishment or expectation of the Merger with interest thereon to be paid in accordance with Section 262 as the Court so determines.

Stockholders considering seeking appraisal should bear in mind that the fair value of their shares determined under Section 262 could be more, the same, or less than the fair market value. Moreover, China Stationery does not anticipate offering more than the per share value of the last trading date prior to the execution of the Merger Agreement to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of
Section 262, the "fair value" of a common share is less than the per share value at that date. In determining "fair value" of shares, the Delaware Court will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court stated that such factors include "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation." In Weinberger, the Delaware Supreme Court stated that "proof of value by any techniques or methods generally considered acceptable in the financial community and otherwise admissible in Court" should be considered in an appraisal proceeding.

When the fair value is so determined, the Court shall direct the payment of the fair value of the shares, with interest thereon to be paid in accordance with Section 262 and as the Court so determines, to the dissenting stockholders entitled thereto, upon the surrender to China Stationery by such dissenting stockholders of the certificates representing such shares. Unless the Court, in its discretion, sets a different interest rate for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective date of the Merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. The costs of the appraisal proceeding (which do not include attorneys' or expert fees or expenses) may be determined by the Court and taxed against the parties as the Court deems equitable under the circumstances. Upon application of a dissenting stockholder, the Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination or assessment, each party bears her, his or its own expenses.

Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the effective date of the Merger, be entitled to vote the shares subject to such demand for any purpose or be entitled to receive the payment of dividends or other distributions in respect of those shares (other than those payable to stockholders of record as of a date prior to the effective date of the Merger).

If any stockholder who demands appraisal of their shares under
Section 262 fails to perfect or effectively withdraws or loses the right to appraisal, the shares of such stockholder will be treated in accordance with the Merger Agreement. A stockholder will fail to perfect or effectively lose a right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger, or if the stockholder delivers to China Stationery a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the Merger, except that (i) any such attempt to withdraw made more than 60 days after the effective date of the Merger requires the written approval of China Stationery, and (ii) no appraisal proceeding in the Court shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the Merger within 60 days. China Stationery has no obligation or intention to file such a petition, therefore, any stockholder who desires a petition to be filed is advised to file it on a timely basis.

If you properly demand appraisal of your common shares under
Section 262 of the DGCL but you fail to perfect, or effectively withdraw or lose, your right to appraisal as provided in Section 262 of the DGCL, your common shares will be treated as pursuant to the Merger Agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the Merger, or if you deliver us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective date of the Merger will require our written approval.

If you desire to exercise your appraisal rights, you must strictly comply with the procedures set forth in Section 262. Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights. In view of the complexity of Section 262, stockholders who may wish to pursue appraisal rights should consult their legal advisors.

         Cautionary Note Regarding Forward-Looking Statements

This information statement and the documents to which we refer you in this information statement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, estimates, forecasts and projections about our company and our industry. These forward-looking statements reflect our current views about future events and can be identified by terms such as "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "should," "project," "plan" and similar expressions, although not all forward-looking statements contain such identifying words. You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results of performance expressed or implied by forward-looking statements, including the risk that the Merger will not close and that China Stationery's business will have been adversely impacted during the pendency of the Merger.

Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including but not limited to, for example:
   - a failure to consummate, or a delay in the consummation of, the Merger for various reasons;
   - our ability to identify, pursue and enter into strategic transactions, while continuing to operate our business;
   - our ability to refinance, replace or restructure our current indebtedness and to comply with the financial covenants and other terms and conditions contained in the agreements governing our indebtedness or any replacement indebtedness;
   - our ability to operate profitably and manage the growth of our business;
   - our ability to introduce new products and services and maintain products and service quality;
   - our ability to implement our business plan in difficult economic conditions and to adapt to changes in economic, political, business or industry conditions;

   - our ability to find additional financing necessary to support our operations and/or strategic objectives while also maintaining our focus on operating and developing our business;
   - our ability to retain, replace and hire experienced senior management;
   - our relationships with our customers, key industry relationships and other third parties on which we rely;
   -  competition in the industries in which we compete;
   -  our ability to protect our intellectual property rights;
   - restrictions on our operations contained in our loan and security agreement or agreement for any replacement indebtedness; and
   - our ability to improve our internal controls over financial reporting.

We caution you against placing undue reliance on forward-looking statements, which are based on information currently available to us as of the date of this information statement. We undertake no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. We advise you refer to China Stationery's most recent
Form 10-K, 10-Q and 8-K reports filed with the Securities and Exchange
Commission.

2. APPROVAL OF CHANGE OF THE NAME OF CHINA STATIONERY TO GLOBAL ARENA HOLDING CORP. TO MORE ACCURATELY REFLECT THE BUSINESS OF CHINA
STATIONERY

Pursuant to the Merger Agreement, China Stationery shall acquire Global Arena. As a result, almost all of China Stationery's business operations shall be made through the current subsidiaries of Global Arena. Also, due to the change in the nature of China Stationery's business operations and the call option exercised by Wei Chenghui, manager of Ningbo Binbin, the name of China Stationery no longer represents its business.

Changing our name will not have any effect on our corporate status. In the future, new stock certificates will be issued bearing our new name.

OUR BOARD OF DIRECTORS APPROVED AND DECLARED ADVISABLE THE MERGER
AGREEMENT WHICH INCLUDES THE NAME CHANGE AND RECOMMENDED THAT OUR
STOCKHOLDERS ADOPT THE MERGER AGREEMENT AND SUBSEQUENT NAME CHANGE.

3.  APPROVAL OF A REVERSE STOCK SPLIT

Prior to the closing of the merger, China Stationery shall effectuate a 1 for 20 reverse stock split of its common shares. As a result, after the reverse stock split, China Stationery shall have a total of 409,524 common shares issued and outstanding. This assumes the cancellation of 189,847 post split common shares.

Our board of directors has approved the reverse stock split. Stockholders holding a majority of the outstanding common shares have approved the reverse split by written consent. The par value of our common stock will remain $0.001 per share and the number of shares of common stock authorized to be issued will remain at 100,000,000.

Our board of directors believes that the reverse split is in our best interests, principally because it may increase the bid price of our
common shares.   The current bid price of our common shares on the Over
The Counter Bulletin Board is $0.01. Our board of directors agreed to the reverse stock split as a condition of the merger with Global Arena.

Our board also believes that we need to seek additional financing to fund our business plan and that the reverse split is a necessary prerequisite to conducting financings.

Our board of directors also believes that the current price of our common stock impairs an efficient market in our common stock. This is due to several factors that impact lower priced stocks, including

   - a reluctance among certain institutions to invest in low priced securities,
   - internal restrictions imposed by many securities firms on the solicitation of orders for low priced stocks by stockbrokers,
   - the ineligibility of our common stock for margin loans due to its low share price,
   - a reluctance among analysts to write research reports on low priced stocks due to the preceding factors, and
   - high transaction costs relative to share price due to the prevailing rule that commissions charged on the purchase and sale of stock, as a percentage of share price, are higher on lower priced stocks.

Our board of directors believe that even if we are unable to conduct successful financings, the reverse split will have the effect of increasing the market price per common share and, while the board of directors believe that the reverse split will not immediately alleviate all the above factors, it does believe that such increase may, over time, alleviate some or all of the factors noted above and lead to a more efficient market in our common stock. In addition, an increase in the per share price of our common shares may also generate greater investor interest in our common shares, thereby possibly enhancing the marketability of our common shares to the financial community.

The immediate effect of the reverse split, if effected, would be to reduce the number of issued and outstanding common shares from approximately 11,987,427 common shares to 409,524 common shares (assumes the cancellation of 189,847 post split common shares prior to the merger). The par value of our common stock will remain $0.001 per share and the number of shares of common stock authorized to be issued will remain at 100,000,000. The reverse split will not reduce or affect our authorized preferred shares.

The current number of holders of record of our common stock is approximately 654. This includes shareholders holding their common stock in street name. Following the reverse split, the number of our stockholders of record will remain approximately 654, as any of our stockholders with less than one share will be rounded up in the exchange to one share.

Although the reverse split may increase the per share market price of our common stock, an increase in price can neither be assured nor calculated with certainty. The per share market price of our common stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the reverse split and such per share market price may be less than the proportionate increase in the number of shares outstanding as a result of the reverse split. There can be no assurance that the reverse split will lead to a sustained increase in the per share market price of our common shares or that the factors discussed above that we believe impair an efficient market in our common shares will be alleviated. Stockholders should also be aware that the reverse split may result in a decrease in the trading volume of the common shares due to the decrease in the number of outstanding shares. The per share market price of our common shares may also change as a result of other unrelated factors, including our business activities performance and other factors related to our business as well as general market conditions.

No Fractional Shares
--------------------
No fractional shares will be issued. Stockholders who would otherwise be entitled to a fractional share as a result of the reverse split will receive one whole share of our common stock in lieu of the fractional share. No stockholders will receive cash in lieu of fractional shares.

Authorized Shares
-----------------
The reverse split would affect all issued and outstanding shares of our common stock and outstanding rights to acquire our common stock. Upon the effectiveness of the reverse split, the number of authorized shares of our common stock that are not issued or outstanding would increase due to the reduction in the number of common shares issued and outstanding based on the reverse split ratio selected by the Board of Directors. As of January 19, 2011, we had 100,000,000 authorized common shares and 11,987,427 common shares issued and outstanding. We will continue to have 2,000,000 authorized shares of preferred stock,
none of which are issued at this time.   Authorized but unissued shares
will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of our common stock will be diluted.

Procedure for Effecting the Reverse Split
-----------------------------------------
Prior to implementation of the reverse split, we shall the proper notification with FINRA. The reverse split will be implemented when that notification is completed.

The reverse split has received the unanimous approval of our board of directors and has also been approved by stockholders holding a majority of our outstanding shares of common stock.

The reverse split will take place on the effective date without any action on the part of the holders of our common stock and without regard to current certificates representing common shares being physically surrendered for certificates representing the number of common shares each stockholder is entitled to receive as a result of the reverse split. New certificates for common shares will not be issued at this time. Stockholders who hold shares in certificated form should not do anything with their certificates at this time.

Effect on Registered and Beneficial Stockholders
------------------------------------------------
Upon a reverse split, we intend to treat stockholders holding our common stock in "street name", through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to affect the reverse split for their beneficial holders holding our common stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse split. If you hold your common shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Potential Anti-Takeover Effect
------------------------------
The reverse split could adversely affect the ability of third parties to takeover or change the control of the our company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of our company with another company. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the reverse split is not in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to the our board and stockholders.

No Appraisal Rights
-------------------
Under Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the reverse split, and we will not independently provide stockholders with any such right.

Accounting Matters
------------------
The reverse split will not affect the par value of our common stock. As a result, as of the effective time of the reverse split, the stated capital attributable to our common stock on our balance sheet will be reduced proportionately based on the reverse split ratio and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of certain material United States federal income tax consequences of the reverse split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse split shares were, and the post-reverse split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse split shares for post-reverse split shares pursuant to the reverse split. The aggregate tax basis of the post-reverse split shares received in the reverse split will be the same as the stockholder's aggregate tax basis in the pre-reverse split shares exchanged therefor. The stockholder's holding period for the post-reverse split shares will include the period during which the stockholder held the pre-reverse split shares surrendered in the reverse split.

Our view regarding the tax consequences of the reverse split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT.


            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tabulates holdings of shares of China Stationery by each person or entity who, subject to the above, as of January 28, 2011, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of the registrant individually and as a group. Each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

                                                        Percentage of
                                  Number & Class         Outstanding
Name and Address                     of Shares          Common Shares
----------------                  --------------        -------------
John Matthews
708 Third Avenue
New York City, NY 10017                    0             0.00%

Josh Winkler
708 Third Avenue
New York City, NY 10017                    0             0.00%

Wei Chengthui(1)
c/o Ningbo Binbin
Ziqtouhu Chenghuan Town
Nighai City Zheijang China 315611    499,635             4.17%

All Directors & Officers
as a group (3 persons)               499,635 	         4.17%

Other 5% Shareholders

Bin Wei
c/o Ningbo Binbin
Ziqtouhu Chenghuan Town
Nighai City Zheijang China 315611    599,548             5.00%

Jufen Hu
c/o Ningbo Binbin
Ziqtouhu Chenghuan Town
Nighai City Zheijang China 315611  2,697,981            22.51%

Cede & Co
P.O. Box 222
Bowling Green Station
New York, NY 10274                 2,582,146            21.54%

(1) On January 1, 2011, Wei Chenghui, as manager of Ningbo Binbin Stationery Co., Ltd., exercised the call option pursuant to the exercise provisions of an Assignment and Assumption and Management Agreement. Upon exercise of the call option, Mr. Wei Chenghui delivered to China Stationery, duly endorsed for transfer to the registrant, one or more certificates representing in aggregate three million seven hundred ninety six thousand nine hundred thirty eight (3,796,938) shares of the registrant's common stock. The common shares shall be cancelled by China Stationery prior to the close of the merger.

                 DIRECTORS AND EXECUTIVE OFFICERS

The following persons listed below have been retained to provide services as director until the qualification and election of his successor. All holders of common stock will have the right to vote for directors.

The board of directors has primary responsibility for adopting and reviewing implementation of the business plan of the registrant, supervising the development business plan, review of the officers' performance of specific business functions. The board is responsible for monitoring management, and from time to time, to revise the strategic and operational plans of China Stationery. A director shall be elected by the shareholders to serve until the next annual meeting of shareholders, or until his or her death, or resignation and his or her successor is elected. Presently, directors receive no compensation or fees for their services rendered in such capacity.

The Executive Officers and Directors are:

Name                            Position             Term(s) of Office
----                            --------             -----------------
John Matthews             Chief Executive Officer     October 27, 2010
                                 Director                to present
Josh Winkler              Chief Financial Officer     October 27, 2010
                                 Director                to present
Wei Chenghui(1)                  Director             2006 to present
(1)Mr. Chenghui shall resign as a director upon completion of the Merger.

Resumes
-------
John Matthews. John Matthews has been the chief executive officer of Global Arena since February 2008. From January 2006 to February 2008, Mr. Matthews was the president of Clark Dodge, a FINRA registered broker/dealer.

From January 2003 to September 2005, Mr. Matthews was the chairman of JSM Capital Holding Corp., held the independent contractor agreement for two Office of Supervisory Jurisdictions with vFinance Investments, Inc. and was responsible for all supervision of 35 registered representatives.

Concurrently, during the period from January 2003 until October
2004, Mr. Matthews served as the president of vFinance
Investments and was responsible for all retail sales of 165 registered representatives and 28 branch offices.

From 2001 through 2003, Mr. Matthews served as Chairman of
Ehrenkranz, King & Nussbaum, a NASD broker/dealer.

From 1996 to 2000, Mr. Matthews served as chairman and chief executive officer of Weatherly Securities Corp., a full service NASD brokerage firm. In May 2000, Weatherly Securities was sold to Weatherly International PLC, a publicly-traded company listed on the London Stock Exchange's Alternative Investment Market.From 1992 to 1996, Mr. Matthews worked as a registered representative, qualifying as a NASD Series 24 principal in 1992. Over the course of his career, Mr. Matthews has gained extensive experience with the daily operation and administration of a financial services firm.

Prior to entering the securities industry, Mr. Matthews served as the director of former U.S. Senator Daniel Patrick Moynihan's New York office, where he served as the senator's ombudsman responsible for legislative initiatives and constituent services. Mr. Matthews was also actively involved in Senator Moynihan's successful 1988 election campaign.

Mr. Matthews graduated with a bachelor of arts from Long Island
University in 1986.

Josh Winkler. Josh Winkler has been the chairman of the board of Global Arena since February 2008. Mr. Winkler has extensive background and experience in accounting, operations and financing especially in the healthcare, telecommunications, technology, entertainment, finance, among other sectors. In the last several years, Mr. Winkler has been involved in venture and growth capital financing business representing ultra high net worth individuals. He brings with him an extensive managerial and operation experience. From 2006 to 2008, after his retirement from IDT and Net2Phone, Mr. Winkler worked at BullDog Entertainment, LLC in the entertainment sector in ticketing and promotions, a company which was later sold to Warner Music Group.

From 1995 to 2002, Mr. Winkler served as the president of the retail division of IDT Corporation (NYSE: IDT), where he was an executive officer and member of the board of directors. His executive duties put him in control of the worldwide phone cards division. He also spun off a group known as Net2Phone which was later sold to AT&T. Prior to 1995, Mr. Winkler was the president of a leading medical complex and laboratory that provided family primary and urgent care for over ten years until it was sold. Prior to 1985, Mr. Winkler practiced as a certified public accountant for nearly ten years for national accounting and audit firms including Oppenheimer, Apple, Dixon & Company and other firms with strong taxation practices.

Wei Chenhui. From 2006 to October 27, 2010, Mr. Wei was chief executive officer and chief financial officer of China Stationery. Mr. Wei founded Nigbo Binbin in 1989 and has served as its president and chief executive officer since then. Under Mr. Wei's leadership, Ningbo Binbin has grown into a major participant in the Chinese office supply industry. In 2003, China's Ministry of Commerce included Ningbo Binbin in its list of "Top 100 Private Companies in Export Sales." Mr. Wei attend the Zhejiang Industrial University, with a concentration in business administration

Compensation of Executive Officers and Directors
------------------------------------------------
The following table set forth certain information as to the compensation paid to our executive officers.

                             Summary Compensation Table

Name and                        Cash    Stock     Option     All Other
Principal Position     Year    Salary   Awards    Awards    Compensation   Total
                                ($)      ($)       ($)          ($)         ($)
-------------------    ----   -------   ------    ------   -------------  -------
John Matthews          2010      -         -         -           -           -
CEO                    2009     n/a       n/a       n/a         n/a         n/a

Josh Winkler           2010      -         -         -           -           -
CFO                    2009     n/a       n/a       n/a         n/a         n/a
Wei Chenghui           2010                -         -           -           -
CEO, CFO               2009    16,807      -         -           -           -

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding stock options to the China Stationery's executive officers.

                              Option Awards

Outstanding Equity Awards at December 31, 2010

               Number of                  Number of
               Securities                 Securities
               Underlying                 Underlying
               Unexercised                Unexercised       Option         Option
                 Options/                  Options/         Exercise     Expiration
Name           Exercisable                Unexercisable      Price          Date
----           -----------                -------------     --------     ----------
John Matthews       -                          -                -             -
Josh Winkler        -                          -                -             -
Wei Chenghui        -                          -                -             -

Director Compensation for 2010
------------------------------
No amounts were paid for compensation of the directors.  China
Stationery does not compensate its directors for their services as such.

                       ADDITIONAL INFORMATION

We are obligated to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. Our annual reports filed on Form 10-K, quarterly reports filed on Form 10-Q, and current reports filed on Form 8-K are currently on file with the SEC. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.


By Order of the Board of Directors
February 17, 2011